IXI MOBILE REPORTS FIRST QUARTER 2008 FINANCIAL RESULTS

First Quarter Revenues Increase 9.7% over First Quarter 2007

Belmont, California, May 19, 2008 - IXI Mobile, Inc. (OTCBB: IXMO.OB, IXMOW.OB, IXMOU.OB )(the “Company”), the maker of the Ogo™ family of mobile devices and services, announced today financial results for the quarter ended March 31, 2008.

GAAP Financials

Revenue for the first quarter was $3.4 million, an increase of 9.7% over $3.1 million in the first quarter of 2007 and a decrease of 34.6% compared to revenue of $5.2 million in the fourth quarter of 2007. Gross margin (deficit) in the first quarter was 8.2% compared to 0.4% in the first quarter of 2007 and (35.2%) in the fourth quarter of 2007.

Gross new Ogo subscriptions in the first quarter were approximately 14,000, bringing total Ogo net subscriber base at the end of the quarter to over 150,000. This total includes a reduction in the first quarter of 2008 of approximately 2,000 subscribers following receipt of subscriber deactivation notifications from our customers.

Operating expenses (excluding costs of revenues) were $7.9 million in the first quarter of 2008, compared to $5.8 million in the first quarter of 2007 and $8.8 million in the fourth quarter of 2007. Operating loss for the quarter was $7.6 million, compared to $5.8 million for the first quarter of 2007 and $10.6 million for the fourth quarter of 2007.

Net loss for the first quarter of 2008 was $8.7 million or $0.34 per diluted share, compared to a net loss of $6.7 million or $10.56 per diluted share for the first quarter of 2007 and $31.9 million or $1.46 per diluted share for the fourth quarter of 2007. The Company’s net loss for the first quarter of 2008 included non-cash accounting expenses required to be recorded pursuant to GAAP of approximately $865,000 of financial expenses recorded mainly in connection with the amendment to the terms of its convertible bridge loan and $598,000 for stock-based compensation expenses for employees and consultants and expenses recorded in connection with the issuance of stock and incentive plans to management.

Cash and cash equivalents totaled $12.6 million at March 31, 2008, compared to $17.3 million at December 31, 2007.

In addition to the Company’s financial results, we achieved certain recent highlights of our operations, including the following:

•	The Company added approximately 14,000 gross new Ogo subscribers in the first quarter
•	Ogo Average Selling Price (ASP) in the first quarter of 2008 increased to $192 compared to $190 in the fourth quarter of 2007, reflecting a continued shift in product mix towards the Ogo2

IXI Mobile. 1301 Shoreway Road, Suite 380 Belmont, CA 94002 USA
http://www.ixi.com Tel: +1.650.551.0600 Fax: +1.650.551.0601 http://www.ogo.com

•	Service ASP in the first quarter of 2008 increased to $2.40 per billed user per month compared to $2.30 per billed user per month in the fourth quarter of 2007

Commenting on the results, Amit Haller, Chief Executive Officer, said, “We continue to grow revenue on a year-over-year basis through the addition of subscribers and improving ASPs on both the product and service sides. We made a great deal of strategic progress in 2007 and look forward to building upon that foundation as we move ahead in 2008. We have several carrier customers upon which to build and further grow Ogo’s global presence. While we have a number of difficult challenges ahead, we hope to capitalize on the growth opportunities that we believe will continue to emerge as the market for low-cost mobile data solutions continues to take shape.”

Non-GAAP Results

Gross margin in the first quarter of 2008 was 8.8% compared to 0.4% in the first quarter of 2007.

The Company’s Non-GAAP consolidated results of operations for the first quarter of 2008 and for the first quarter of 2007 exclude non-cash accounting expenses required to be recorded pursuant to GAAP of approximately $865,000 and $0, respectively, of financial expenses recorded mainly in connection with the amendment to the terms of its convertible bridge loan and $598,000 and $72,000, respectively, for stock based compensation expenses for employees and consultants and expenses recorded in connection with the issuance of stock and incentive plans to management. A reconciliation of our Non-GAAP measures to GAAP results is included in “Non-GAAP Financial Measures - Reconciliation to GAAP” elsewhere in this release.

The Non-GAAP operating loss for the first quarter of 2008 was $7.0 million, compared to $5.7 million in the first quarter of 2007 and an operating loss of $7.3 million for the fourth quarter of 2007.

The Non-GAAP net loss for the first quarter of 2008 was $7.2 million compared to $6.7 million in the first quarter of 2007 and a net loss of $7.5 million in the fourth quarter of 2007.

About IXI Mobile

IXI Mobile, Inc. offers solutions that bring innovative, data-centric mobile devices and services to the mass market. IXI Mobile's Ogo devices are designed to improve the mobile user experience and increase mobile voice and data usage. The Company provides an end to end solution to mobile operators and Internet service providers around the world to support Ogo products. For more information on IXI Mobile, please visit www.ixi.com. IXI Mobile, Inc. is headquartered in Belmont, CA.

About Ogo

The Ogo family of devices delivers popular applications, including email, instant messaging, SMS, RSS, voice and Web browsing on optimized, easy-to-use handheld devices for a true on-the-go mobile messaging experience. Ogo is available from mobile operators and Internet service providers around the world. More information on Ogo is available at: www.ogo.com .

Forward Looking Statements

This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act. All statements in this press release, other than statements that are purely historical in nature, are forward looking statements. Words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “estimate,” “project,” “will,” “may” “trend,” “potential,” “opportunity,” “comfortable,” “current,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “ seek, ” “achieve,” and other similar expressions are intended to identify forward looking statements, although not all forward looking statements contain these words. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward looking statements. We have based these forward looking statements on our current expectations and beliefs about future events. Actual results could differ materially from those discussed or projected in, or implied by, the forward looking statements as a result of various risks and uncertainties, including the Company’s ability to raise, and the availability of, additional financing; the Company’s continuing history of losses and its ability to continue as a going concern; the Company’s ability to provide an affordably priced alternative for mobile email access as well as other value added services; competing products that may, now or in the future, be available to consumers; the Company’s ability to develop and market new products or services, including but not limited to CDMA devices, the Company’s ability to maintain relationships with existing customers and develop arrangements with new customers; the number or nature of potential customers for the Company’s products; the Company’s expectations regarding trends in the cell phone, mobile messaging and consumer electronics industries; and the Company’s ability to improve its financial performance. This press release should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and its other reports on file with the Securities and Exchange Commission, which contain more detailed discussion of risks and uncertainties that may affect future results. Except as required by law, the Company does not undertake to update any forward looking statements.

For additional information, please contact:

IXI Mobile:	KCSA Strategic Communications:
Ariella Shoham	Lee Roth / Marybeth Csaby
Marketing Manager	212-896-1209 / 1236
Press@ixi.com	lroth@kcsa.com / mcsaby@kcsa.com

IXI MOBILE, INC. AND ITS SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

U.S. dollars in thousands, except share and per share data

	Three months ended March 31,
	2008	2007
	Unaudited

Revenues
Product sales	$2,488	$2,632
Services	921	491

Total Revenues	3,409	3,123

Cost of revenues:
Product sales	2,484	2,556
Services	647	555

Total Cost of Revenues	3,131	3,111

Gross profit	278	12

Operating expenses:
Research and development	4,280	3,004
Selling and marketing	1,786	1,958
General and administrative	1,808	847

Total operating expenses	7,874	5,809

Operating loss	(7,596)	(5,797)
Financial expenses, net	(1,046)	(897)

Loss from continuing operations	(8,642)	(6,694)
Loss from discontinued operations	(16)	(28)

Net loss	$(8,658)	$(6,722)

Basic and diluted net loss per Common stock:
From continuing operations	$(0.34)	$(10.52)

From discontinued operations	$(0.00)	$(0.04)

Basic and diluted net loss per share	$(0.34)	$(10.56)

Weighted average number of Common stock used in computing basic and diluted net loss per Common stock	25,191,675	687,992

IXI MOBILE, INC. AND ITS SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands

	March 31,	December 31,
	2008	2007
	Unaudited
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$12,621	$$17,278
Restricted cash	185	183
Trade receivables, net	2,016	3,019
Other receivables and prepaid expenses	1,356	1,364
Vendor advance payments	3,637	4,081
Inventories, net (of which $6,572 and $7,806 delivered to customers but not yet recognized as revenues as of March 31, 2008 and December 31, 2007, respectively)	13,170	14,239

Total current assets	32,985	40,164

LONG-TERM ASSETS:
Severance pay fund	1,109	917
Long-term prepaid expenses	50	39
Property and equipment, net	443	487
Deferred debt costs	141	348

Total long-term assets	1,743	1,791

Total assets	$34,728	$41,955

IXI MOBILE, INC. AND ITS SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands, except share and per share data

	March 31,	December 31,
	2008	2007
	Unaudited
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
CURRENT LIABILITIES:
Current maturities of long-term convertible loan from shareholders	$-	$4,492
Current maturities of long-term loans from shareholders	-	2,000
Short-term bank credit	2,050	1,942
Trade payables	3,580	2,095
Employees and payroll accruals	1,670	1,488
Deferred revenues	8,731	10,149
Other payables and accrued expenses	2,892	6,401
Liabilities of discontinued operations	2,539	2,523

Total current liabilities	21,462	31,090

LONG-TERM LIABILITIES:
Long-term loans from shareholders, net of current maturities	4,391	2,000
Long-term convertible loan from shareholders	8,055	-
Other long term liabilities	54	286
Accrued severance pay	1,352	1,138

Total long-term liabilities	13,852	3,424

STOCKHOLDERS' EQUITY (DEFICIENCY) *** :
Stock capital -
Common stock of $ 0.0001 par value: Authorized: 60,000,000 shares at March 31, 2008 and December 31, 2007; Issued and outstanding: 25,204,923 and 20,787,955 shares at March 31, 2008 and December 31, 2007, respectively	2	2
Receipts on account of stock ** )	-	15,840
Additional paid-in capital *)	168,221	151,750
Accumulated deficit	(168,809)	(160,151)

Total stockholders' equity (deficiency)	(586)	7,441

Total liabilities and stockholders' equity (deficiency)	$34,728	$41,955

*)	Net of deferred stock based compensation.
**)
As of December 31, 2007 included 4,400,000 shares of Common stock that the Company was contractually obligated to issue on account of long-term convertible loan from stockholders converted on October 25, 2007, that were issued on February 22, 2008

***)
Upon the Merger, the shares of IXI stock were canceled and exchanged into the Company's shares at a ratio of 1:0.15. All share information included in this report has been retroactively adjusted to reflect this exchange.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures: non-GAAP Cost of Revenues, non-GAAP operating loss and non-GAAP net loss. Our non-GAAP presentation and information should not be considered as a substitute for, or as superior to, our financial information prepared in accordance with GAAP. The non-GAAP presentation does not reflect a comprehensive system of accounting, and it differs from similar financial information prepared in accordance with GAAP and from financial information not prepared in accordance with GAAP with the same or similar names that may be used by other companies. We strongly urge investors and potential investors in our securities to review the reconciliation of our non-GAAP financial information to the comparable GAAP financial information, and our condensed consolidated financial statements, including the notes thereto, that is included in the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008, filed with the Securities and Exchange Commission and not to rely on any single financial measure to evaluate our business. The principal limitation of our non-GAAP presentation is that it excludes significant expenses that are required by GAAP to be recorded. In addition, the non-GAAP presentation is subject to inherent limitations because it reflects the exercise of judgments by management about which charges are excluded for purposes of the non-GAAP presentation. To mitigate this limitation, we present our non-GAAP presentation in addition to our GAAP results, and recommend that investors do not give undue weight to the non-GAAP presentation.

The following non-GAAP financial measures: non-GAAP Cost of Revenues; non-GAAP operating income and non-GAAP net loss;

Non-GAAP Cost of Revenues Reconciliation
	Three months ended March 31,
	2008	2007
	(in thousands)
Total revenues	$3,409	$3,123
GAAP cost of revenues:	3,131	3,111
Stock-based option expense in GAAP cost of revenues	21	1
Non-GAAP cost of revenues (excluding the above)	$3,110	$3,110
Non-GAAP gross margin	8.78%	0.4%

Non-GAAP Operating Loss Reconciliation
	Three months ended March 31,
	2008	2007
	(in thousands)
GAAP operating loss	$(7,596)	$(5,797)
Stock-based option and share expense in GAAP operating expenses, including Merger related expenses	598	72
Non-GAAP operating loss (excluding the above)	$(6,998)	$(5,725)

Non-GAAP Net Loss Reconciliation
	Three months ended March 31,
	2008	2007
	(in thousands)
GAAP net loss	$(8,658)	$(6,722)
Stock based option and share expense in GAAP operating expenses, including merger related expenses	598	72
Financial expenses (income) relating to Merger, conversion of loans and credit line	865	-
Non-GAAP net loss (excluding the above)	$(7,195)	$(6,650)

We excluded the following items in the development of the non-GAAP financial measures presented:

•
Share-based compensation expenses. We have excluded share-based compensation expenses, which consist of expenses for share-based compensation that we began recording under SFAS No. 123(R) in the first quarter of fiscal 2006. We excluded these expenses primarily because they are non-cash expenses that we do not consider part of ongoing operating results when assessing the performance of our business.

•
General and administrative expenses recorded in connection with the issuance of stock, stock options and cash bonuses to our senior management. We have excluded expenses recorded in connection with the issuance of stock, stock options and cash bonuses to Mr. Barak and Mr. Haller in connection with the consummation of the Merger and their specific compensation terms following the consummation of the Merger primarily because we believe that excluding these items allows investors to better assess our operating loss and to compare it to previous periods that did not include these expenses.

•
Finance expenses recorded in connection with the consummation of the Merger. In addition to the above mentioned exclusions, we have also excluded financial expenses recorded in connection with the consummation of the Merger primarily because we believe that excluding these non-recurring items allows investors to better assess our net loss and to compare it to previous periods that did not include these expenses.

•
Finance expenses recorded in connection with the amendments of the loans and credit line. In addition to the above mentioned exclusions, we have also excluded financial expenses recorded in connection with the amendments of the loans and credit line primarily because we believe that excluding these items allows investors to better assess our net loss and to compare it to previous periods that did not include these expenses.